Exhibit 10.9
Execution Version
THIRD AMENDMENT AND PARTICIPATION AGREEMENT
This Third Amendment and Participation Agreement (this “Agreement”), dated as of November 12, 2021, (i) amends that certain Amended and Restated Note Purchase Agreement (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Note Purchase Agreement”), dated as of September 23, 2021, among Redaptive, Inc., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, and the Investors from time to time party thereto, (ii) amends and restates certain portions of the Second Amendment and Conversion Agreement, dated as of September 23, 2021, among the Company, the Guarantors and the Investors (the “Existing Amendment Agreement”), and (iii) restates (A) each of the remaining Notes identified on Schedule I hereto as not having been fully converted under the Existing Amendment Agreement and (B) those certain Notes N-1 to N-24 held by Deutsche Bank AG, London Branch (“DB”) pursuant to that certain Investor Joinder Agreement, dated as of January 5, 2020, by and among the Company and DB (collectively, the “Outstanding Notes”).
WHEREAS, pursuant to Section 10(a) of the Note Purchase Agreement and Section 13 of each of the Outstanding Notes, the Company and the Investors signatory hereto have agreed to (i) terminate the conversion share adjustments and put rights set forth in the Existing Amendment Agreement, (ii) restate the participation rights set forth in the Existing Amendment Agreement, (iii) amend the Note Purchase Agreement and (iv) amend each of the Notes as set forth in this Agreement; and
WHEREAS, unless otherwise indicated, all capitalized terms used but not defined herein (including the definitions in Annex A) shall have the respective meanings ascribed thereto in the Amended Note Purchase Agreement (as defined below).
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:
1.    TERMINATION OF SECTIONS 1.4 AND 1.5. Effective as of the Amendment Date, Sections 1.4 and 1.5 of the Existing Amendment Agreement are hereby terminated and of no further force and effect.
2.    PARTICIPATION RIGHT. Effective as of the Amendment Date, Sections 2.1 through 2.4 of the Existing Amendment Agreement are hereby restated as follows:
2.1    In addition to any rights of any Investor pursuant to Section 4 of the Investors’ Rights Agreement (or any equivalent provision granting rights to future stock issuances to certain Investors of the Company), if prior to the Maturity Date (a) the Company proposes to conduct an Equity Round or (b) the Company or a Successor Company (as defined in the Notes) are considering a SPAC Merger and investors are committing to subscribe for equity of the Company, a Successor Company (as defined in the Notes) or the special purpose acquisition company in connection with the consummation of the SPAC Merger (a “PIPE Investment”), then the Company shall give written notice (the “Offer Notice”) to each Closing Date purchaser of an Initial Note or its designee (each a “Participation Right Holder”), stating (a) its bona fide intention to conduct an Equity Round or enter or have a special purpose acquisition vehicle enter into a PIPE Investment, and (b) the price and terms of such Equity Round or PIPE Investment, including the price per share or other equity to be sold in such transaction. A Participation Right Holder’s election may be conditioned on the consummation of the transaction described in such Offer Notice.
2.2    With respect to an Equity Round, by written notice to the Company within five (5) Business Days after the Offer Notice is given, each Participation Right Holder shall have the right, but not the obligation (so long as such Participation Right Holder is an “Accredited Investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)), to elect purchase from the Company its pro rata share of $10,000,000 in the aggregate, based on the same price and other terms and conditions offered to the other investors in such Equity Round. “Equity Round” shall have the meaning ascribed to such term in Annex A.
2.3    With respect to a PIPE Investment, by written notice to the Company within five (5) Business Days after the Offer Notice is given, each Participation Right Holder shall have the right, but not the obligation (so long as such Participation Right Holder is an “Accredited Investor” within the meaning of Rule 501 under the Securities Act), to elect to purchase from the Company its pro rata share of $10,000,000 in the aggregate (the “PIPE Investment Amount”), based on the same price and other terms and conditions offered to the other investors in such PIPE Investment; provided, that the PIPE Investment Amount may be reduced or eliminated by the Company, if after consultation with the Company’s board of directors and the publicly-traded special purpose acquisition company, the Company determines that the full allocation of the PIPE Investment Amount would materially and adversely impact the success of the SPAC Merger; provided, further, that the PIPE Investment Amount may be reduced or eliminated upon the reasonable determination of the Company, based on the advice of outside counsel, that the grant or exercise of the PIPE Investment Amount could violate applicable securities laws. The Company and the Investors acknowledge that this indication of interest is not intended to be an offer to purchase by the Participating Right Holders but merely an indication of interest to assist the Company in structuring the PIPE Investment and SPAC Merger and preparing appropriate disclosure in the registration statement.
2.4    This Section 2 shall terminate and be of no further force or effect upon the earliest to occur of (a) such time as no shares of the Company’s Common Stock are held by the Participating Right Holders; (b) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public; (c) the consummation of an Equity Round, provided that the Company complied with its obligations as set forth herein; (d) the consummation of a SPAC Merger, provided that the Company complied with its obligations as set forth herein; (e) the consummation of a merger or consolidation of the Company that is effected for independent business reasons unrelated to extinguishing such right as set forth in this Section 2; and (f) the Maturity Date.
3.    AMENDMENT TO NOTE PURCHASE AGREEMENT
Effective as of the Amendment Date, the Note Purchase Agreement is hereby amended in accordance with Section 10(a) of the Note Purchase Agreement to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-
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underlined text) as set forth in Annex B hereto (the Note Purchase Agreement as so amended, the “Amended Note Purchase Agreement”), and each of the Investors consent to the Amended Note Purchase Agreement.
4.    AMENDMENT OF NOTES
    Effective as of the Amendment Date, the form of the Outstanding Notes, as amended by the Existing Amendment Agreement, is hereby amended as set forth in Annex C hereto (the “Amended Notes”), and each of the Investors party to the Outstanding Notes consent to the Amended Notes.
5.    EFFECTIVENESS
The effectiveness of this Agreement is subject to the receipt by Investors of each of the following documents and/or the satisfaction of the conditions precedent set forth below (as the context requires), each of which shall be reasonably satisfactory in form and substance to the Investors (unless waived in accordance with Section 10(a) of the Note Purchase Agreement) (the date on which such conditions are so satisfied or waived is referred to herein as the “Amendment Date”):
5.1    A counterpart signature page of this Agreement duly executed by each of the Credit Parties, each Investor and the Collateral Agent.
5.2    The Company shall have confirmed that it has paid or has arranged for payment of all fees and expenses due and payable by the Credit Parties, which shall include payment in full of all fees and expenses of legal counsels to the Investors in connection with this Amendment and otherwise.
5.3    Each of the representations and warranties contained in Section 6 hereof shall be true and correct in all material respects except if such representation is already qualified by reference to materiality, Material Adverse Effect (as defined in the Note Purchase Agreement) or a similar materiality qualifier, in which case such representation and warranty is true and correct on and as of the Amendment Date and as if made as of such date.
6.    REPRESENTATIONS AND WARRANTIES
6.1    Each Credit Party hereby represents and warrants to each Investor as of the Amendment Date:
(a)    immediately prior to and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing;
(b)    all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application
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affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;
(c)    all corporate or other action on the part of each Guarantor, its officers, directors and stockholders or other equityholders, as applicable, necessary for the authorization, execution and delivery of this Agreement has been taken, and this Agreement constitutes the valid and legally binding obligation of each Guarantor, enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;
(d)    no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company or the Guarantors is required in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby;
(e)    the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action on the part of each Credit Party that is a party thereto;
(f)    the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company and each Guarantor will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order in each case that could reasonably be expected to have a Material Adverse Effect, (ii) the suspension, revocation, forfeiture or nonrenewal of any permit or license applicable to the Company or its Subsidiaries in each case that could reasonably be expected to have a Material Adverse Effect, or (iii) an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company or its Subsidiaries (other than Liens permitted under Section 8(b) of the Amended Note Purchase Agreement);
(g)    the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company and each Guarantor will not result in any acceleration of benefits or obligations, with or without the passage of time and giving of notice, under any such material judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order; and
(h)    the representations and warranties made by each Credit Party in each Transaction Document are true in all material respects (except if such representation is already qualified by reference to materiality, Material Adverse Effect (as defined in the Note Purchase Agreement) or a similar materiality qualifier, in which case such representation and warranty is true and correct) on and as of the Amendment Date and as if made as of such date (other than those that are expressed to be made only as of a specified date, in which case are true and correct as of such specified date).
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7.    REAFFIRMATION
Each Credit Party hereby consents to the terms and conditions of this Agreement, the Amended Note Purchase Agreement and the Amended Notes. In addition, each Credit Party hereby affirms, confirms and ratifies its guarantees, pledges, grants and other undertakings under the Transaction Documents and (b) agrees that (i) each Transaction Document to which it is a party shall continue to be in full force and effect (as amended by this Agreement), (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect (as amended by this Agreement) and shall accrue to the benefit of the Secured Parties and (iii) the existing security interests granted by such Credit Party in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties as and to the extent provided in the Collateral Documents.
8.    MISCELLANEOUS
8.1    Except as expressly provided herein, (a) all of the terms and conditions of all Transaction Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise waived, amended or modified, and (b) nothing in this Agreement shall constitute a waiver by any Person of any Default or Event of Default, or shall constitute a waiver by any Person of any right, power or remedy available to such Person under the Transaction Document to which it is party or applicable law, whether any such defaults, rights, powers or remedies presently exist or arise in the future.
8.2    This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the amendment of the terms and conditions of the Note Purchase Agreement and the Notes as expressly provided herein. Upon the effectiveness of this Agreement, each reference in the Amended Note Purchase Agreement or the Amended Notes to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Note Purchase Agreement or the applicable Outstanding Note, as applicable, as amended or restated hereby, and each reference in any other Transaction Document to the Note Purchase Agreement or the Notes, or any word or words of similar import, shall mean and be a reference to the Note Purchase Agreement and the Notes, as applicable, as amended hereby.
8.3    This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
8.4    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
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8.5    This Agreement shall constitute a Transaction Document under the Amended Note Purchase Agreement.
8.6    Sections 10(b)-(e), (h), (k) and (l) of the Note Purchase Agreement are hereby incorporated by reference, mutatis mutandis.
8.7    The undersigned Investors hereby authorize and direct the Collateral Agent to sign this Agreement.
[Remainder of page intentionally left blank]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

REDAPTIVE, INC.
as the Company

By:	/s/ Arvin Vohra
Name:	Arvin Vohra
Title:	Chief Executive Officer

GUARANTORS:

REDAPTIVE FINANCIAL, LLC

By:	/s/ Arvin Vohra
Name:	Arvin Vohra
Title:	Managing Director

REDAPTIVE SUSTAINABILITY SERVICES, LLC

By:	/s/ Arvin Vohra
Name:	Arvin Vohra
Title:	Chief Executive Officer

INTERNATIONAL ELECTRON, LLC

By:	/s/ Arvin Vohra
Name:	Arvin Vohra
Title:	Officer

INVESTORS:

CVI CVF IV Master Fund I LP

By:	CarVal CVF IV GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	/s/ Christopher J. Hedberg
Name:	Christopher J. Hedberg
Title:	Manager

CVI AV Master Fund I LP

By:	CarVal AV GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	/s/ Christopher J. Hedberg
Name:	Christopher J. Hedberg
Title:	Manager

CVI AA Master Fund I LP

By:	CarVal AA GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	/s/ Christopher J. Hedberg
Name:	Christopher J. Hedberg
Title:	Manager
[Signature Page to Third Amendment Agreement]

CarVal Contingent Credit Fund LP

By:	CarVal CCF GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	s/ Christopher J. Hedberg
Name:	Christopher J. Hedberg
Title:	Manager

CVI CVF V Pooling Fund I LP

By:	CarVal CVF V GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	s/ Christopher J. Hedberg
Name:	Christopher J. Hedberg
Title:	Manager

CVI CEF Master Fund I LP

By:	CarVal CEF GP LP, its General Partner

By:	CVI General Partner, LLC, its General Partner

By:	s/ Christopher J. Hedberg
Name:	Christopher J. Hedberg
Title:	Manager
[Signature Page to Third Amendment Agreement]

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Daniel Lobo-Berg
Name:	Daniel Lobo-Berg
Title:	Managing Director

By:	/s/ Fredric Rosenberg
Name:	Fredric Rosenberg
Title:	Managing Director
[Signature Page to Third Amendment Agreement]

Schedule I

ANNEX A
Definitions
The capitalized terms used in the provisions below that are not defined in this Agreement, shall be defined as set forth below:
“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interest in (howsoever designated), the equity of such Person, but excluding any debt securities convertible into such equity.
“Direct Listing” shall have the meaning specified in the definition of Public Company Event.
“Equity Round” means any non-public offering of Capital Stock by the Company in a transaction or series of related transactions (provided that any such transaction consummated 90 days or longer after the initial non-public offering of any Equity Round shall not be treated as part of such Equity Round) principally for financing purposes in which cash is received by the Company or debt of the Company is cancelled or converted in exchange for Capital Stock of the Company; provided that the issuance of Capital Stock upon conversion of a convertible note or “simple agreements for future equity” (“SAFE”) instrument issued in exchange for cash shall be deemed to constitute an Equity Round (with the price at which Capital Stock is issued in such Equity Round being the lowest price per share of Capital Stock at which any such note or SAFE is converted, including as a result of the application of any applicable discount or valuation cap.
“Listed Securities” means, with respect to any Public Company Event, the class of securities that is offered in or resulting from such Public Company Event and registered pursuant to Section 12 of the Exchange Act (as defined in the Notes).
“Public Company Event” means either (i) a firm commitment underwritten public offering of Listed Securities pursuant to a registration statement on Form S-1 under the Securities Act, (ii) a direct listing of, or any other similar transaction involving (“Direct Listing”), the Company’s Listed Securities which results in the Listed Securities trading on an Applicable Market and being registered pursuant to Section 12 of the Exchange Act (as defined in the Notes), or (iii) a SPAC Merger.
“SPAC Merger” means any merger with or into a special purpose acquisition company after which the Company or a Successor Company (as defined in the Notes) has Listed Securities.

ANNEX B
Amended Note Purchase Agreement
See attached.
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ANNEX C
Amended Notes
See attached.

THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR THE SECURITIES LAWS OF ANY JURISDICTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAW, INCLUDING PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, PROVIDED THAT, EXCEPT IN THE CASE OF ANY TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 OR RULE 144A OR TO PERSONS OUTSIDE OF THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, AN OPINION OF COUNSEL SHALL BE FURNISHED TO THE COMPANY (IF REQUESTED BY THE COMPANY), IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND/OR APPLICABLE STATE SECURITIES LAW.
THE HOLDER MAY NOT, DIRECTLY OR INDIRECTLY, TRANSFER THIS NOTE, EXCEPT IN ACCORDANCE WITH SECTION 14 AND SECTION 15 HEREOF.
NOTE
Issuance Date: [_______, 202_] (the “Issuance Date”)
Amendment Date: May 21, 2021
Original Principal Amount: $[   ] (as such amount may be increased pursuant to Section 7 the “Original Principal Amount”)
Note No.: N-[   ]
FOR VALUE RECEIVED, Redaptive, Inc., a corporation incorporated under the laws of Delaware (the “Company”), hereby promises to pay [Holder] or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount, as such amount may be (i) increased (x) prior to the occurrence of a Specified Event, pursuant to the payment of PIK Interest or (y) in connection with a Specified Event, pursuant to Section 7 or (ii) reduced pursuant to any redemption or repayment effected in accordance with the terms hereof or the terms of the Note Purchase Agreement (the balance of such amount from time to time being the “Outstanding Principal Balance”), when due, whether upon the Maturity Date, redemption, acceleration or otherwise (in each case in accordance with the terms hereof). This note (including all notes issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to the Note Purchase Agreement (as defined below).

Section 1.DEFINITIONS. Capitalized terms used herein and not defined below shall have the respective meanings set forth in the Note Purchase Agreement or the Amendment and Conversion Agreement, as applicable. The following terms used in this Note will have the respective meanings set forth below:
“Acceleration Amount” means an amount, calculated as of the date of any Obligations becoming due pursuant to Section 9, equal to:
(a)10.0% of the Original Principal Amount if the date of calculation is prior to the first anniversary of the Issuance Date;
(b)4.0% of the Original Principal Amount if the date of calculation is on or after the first anniversary of the Issuance Date and prior to the second anniversary of the Issuance Date;
(c)2.0% of the Original Principal Amount if the date of calculation is on or after the second anniversary of the Issuance Date and prior to the third anniversary of the Issuance Date; and
(d)1.0% of the Outstanding Principal Balance thereafter.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified including, without limitation, any general partner, managing member, officer, director, trustee or manager of such person and any venture capital fund, private equity fund, investment firm or registered investment company now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.
“Amendment and Conversion Agreement” means the Amendment and Conversion Agreement, dated as of May 21, 2021, by and among the Company, the Investors party thereto and the other Persons party thereto.
“Applicable Market” means the New York Stock Exchange or the Nasdaq Stock Market (or any other national securities exchange registered under the Exchange Act and of recognized national standing).
“Applicable Percentage” means, in connection with any increase of the Original Principal Balance following a Specified Event pursuant to Section 7,
(a)Fourteen and fourth-tenths percent (14.4%) plus,
(b)One and one-quarter of one percent (1.25%) for each additional $50,000,000 that the Specified Event Valuation exceeds $550,000,000 plus,
(c)Five-eighths of one percent (0.625%) for each additional $50,000,000 that the Specified Event Valuation exceeds $650,000,000.

The exact amount of the Applicable Percentage will be pro-rated based on the precise valuation in such Specified Event such that the Applicable Percentage at a Specified Event Valuation of $675,000,000 would be 17.7125%; at $650,000,000 would be 16.9%; and at $850,000,000 would be 19.4%.
“Applicable Rate” means:
(i) if no Specified Event has occurred, with respect to interest payable on an Interest Payment Due Date for the period since the immediately preceding Interest Payment Due Date (or, if no preceding Interest Payment Due Date, since the Issuance Date), one of the following rates of interest per annum and form(s) of payment, as selected by the Company by notice pursuant to Section 3(a):
(a)if to be paid in cash, 8.0%;
(b)if to be paid as PIK Interest, 10.0%; or
(c)if to be paid partially in cash and partially in kind, 4.5% in cash and 4.5% in kind, and
(ii) if a Specified Event has occurred, with respect to interest payable on an Interest Payment Due Date for the period since the immediately preceding Interest Payment Due Date (or, if no preceding Interest Payment Due Date, since the Issuance Date) (such period, the “Interest Period”), (a) the greater of (x) Three-Month LIBOR Rate and (y) 1.00% plus (b) 5.25%.
“Asset Sale Pro Rata Portion” means an amount equal to (i) the aggregate dollar amount of net proceeds of a Disposition permitted under Section 8(c)(ii) of the Note Purchase Agreement by reason of clause (c) of the definition of Asset Sale, multiplied by (ii) the fraction obtained by dividing the Outstanding Principal Balance of this Note by the aggregate Outstanding Principal Balances of all then-outstanding Notes.
“Base Conversion Price” means the price per share equal to the quotient resulting from dividing $250,000,000 by the then Outstanding Common Stock.
“BBD Pro Rata Portion” means an amount equal to (i) the then existing Borrowing Base Deficiency multiplied by (ii) the fraction obtained by dividing the Outstanding Principal Balance of this Note by the aggregate Outstanding Principal Balances of all then-outstanding Notes.
“BBD Pro Rata Portion Premium Amount” means an amount equal to the BBD Pro Rata Portion plus a premium equal to:
(a)10.0% of the BBD Pro Rata Portion if the date of the related Deficiency Notice is prior to the first anniversary of the Issuance Date;

(b)4.0% of the BBD Pro Rata Portion if the date of the related Deficiency Notice is on or after the first anniversary of the Issuance Date and prior to the second anniversary of the Issuance Date;
(c)2.0% of the BBD Pro Rata Portion if the date of the related Deficiency Notice is on or after the second anniversary of the Issuance Date and prior to the third anniversary of the Issuance Date; and
(d)1.0% of the Outstanding Principal Balance thereafter.
“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interest in (howsoever designated), the equity of such Person, but excluding any debt securities convertible into such equity.
“CARES Debt” means Indebtedness advanced by (i) any Governmental Authority (including the U.S. Small Business Administration) or any other Person acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Authority (including the U.S. Small Business Administration), in each case pursuant to the Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended, supplemented or otherwise modified from time to time (including any successor thereto).
“Change of Control Acceleration Amount” means an amount, calculated as of the date of any Obligations becoming due in connection with an Event of Default occurring pursuant to Section 6(e), equal to the greater of (i) the Acceleration Amount and (ii) the implied Total IRR Value that would accrue in connection with such Change of Control Event had a Conversion Event occurred at the Base Conversion Price immediately prior to an Event of Default occurring pursuant to Section 6(e).
“Change of Control Event” means any of the following events or series of related events:
(a)the sale, lease, exchange, license or other transfer or disposition of all or substantially all of the Company’s and its Subsidiaries’ Property (determined on a consolidated basis) to any Person or group;
(b)the transfer, directly or indirectly, to any Person (or group of Persons) of beneficial ownership of greater than 50% of the aggregate voting power of the fully diluted Capital Stock of the Company;
(c)any merger, consolidation or other similar transaction in which the Company is the Surviving Person as a result of which the stockholders of the Company immediately prior to such transaction beneficially own less than 50% of the voting power of the Capital Stock of the Company, including, without limitation, any such merger, consolidation or similar transaction with, or into, a SPAC or a shell company;

(d)any merger, consolidation or other similar transaction to which the Company is a party as a result of which all of the Common Stock is converted into or exchanged for cash or securities of any Successor Company, including, without limitation, any such merger, consolidation or similar transaction with, or into, a SPAC or a shell company; or
(e)the Company shall fail to own beneficially, directly or indirectly, 100% of the Equity Interests of AssetCo.
Notwithstanding the foregoing, an Internal Reorganization Transaction shall not be deemed a Change of Control Event.
“Close of Business” means 5:00 p.m., New York City time.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Common Equity” of any Person means, if such Person is a corporation, all common stock of such Person (including voting, limited voting and non-voting stock) or, if such Person is not a corporation, the equivalent Capital Stock of such Person.
“Common Stock” means the common stock of the Company.
“Company” shall have the meaning specified in the introductory paragraph; provided, however, that if any Successor Company or other Person assumes this Note pursuant to the terms hereof, such Successor Company or other Person shall be deemed to be the Company.
“Competitor” means any Person engaged primarily or as a material portion of its business in the provision of energy efficiency services, and such Person’s Affiliates and major investors but shall not include any Person engaged in the business of making passive investments in such businesses so long as such Person has in place procedures to prevent the distribution of confidential information that is prohibited under the Transaction Documents; provided, however, that investments conferring rights to become a director of such Person or an observer of such Person’s board of directors or equivalent governing body shall not be considered “passive” for purposes of this definition.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Conversion Event” shall have the meaning specified in Section 5(a).
“Debtor Relief Laws” means the Chapter 11 of Title 11 of the Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default Interest” shall have the meaning set forth in Section 3(f).
“Deficiency Conversion Date” shall have the meaning set forth in Section 6(b).
“Deficiency Notice” shall have the meaning set forth in Section 6(b).
“Direct Listing” shall have the meaning specified in the definition of Public Company Event.
“Discount Rate” means the quotient of the Original Principal Amount divided by the applicable Total IRR Value.
“Equity Value” shall mean the Company’s equity value established in connection with the SPAC Merger between the Company and the SPAC in determining the number of shares of the SPAC to be exchanged for each share of Company capital stock.
“Equity Round” means any non-public offering of Capital Stock by the Company in a transaction or series of related transactions (provided that any such transaction consummated 90 days or longer after the initial non-public offering of any Equity Round shall not be treated as part of such Equity Round) principally for financing purposes in which cash is received by the Company or debt of the Company is cancelled or converted in exchange for Capital Stock of the Company.
“Event of Default” shall have the meaning specified in Section 9.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Fully Diluted Capitalization” means (i) the outstanding shares of Common Stock of the Company; and (ii) the shares of Common Stock of the Company directly or indirectly issuable upon conversion or exchange of all outstanding securities directly or indirectly convertible into or exchangeable for Common Stock of the Company and the exercise of all outstanding options and warrants, which shall not include (x) the Notes and the securities directly or indirectly issued or issuable upon conversion or exchange of the Notes and (y) any securities issued in the SPAC Merger and any shares of Common Stock of the Company directly or indirectly issuable upon conversion, exchange or exercise of such securities.

“Holder” shall have the meaning specified in the introductory paragraph.
“Interest Payment Due Date” shall have the meaning specified in Section 3(c).
“Internal Reorganization Transaction” means a bona fide internal reorganization transaction pursuant to which (i) the Company either merges into a Successor Company or becomes a wholly owned subsidiary of a Successor Company and (ii) all of the Common Equity of such Successor Company is owned, directly or indirectly, by all of the Persons who were stockholders of the Company immediately prior to the consummation of such transaction in the same proportions.
“Investor Financing Foreclosure Holder” means a Holder to which this Note has been transferred pursuant to an Investor Financing Foreclosure.
“Investor Financing Foreclosure Note” means this Note if it is or has been held by an Investor Financing Foreclosure Holder.
“IRR” means the internal rate of return on the amount equal to the Original Principal Amount less the Draw Fee paid in connection with the sale of this Note, such that the net present value as of the Issuance Date of all cash payments to the Holder pursuant to the terms of the Note equals zero. All IRR calculations shall be made using the XIRR function of the most current version of Microsoft Excel as of the date of determination, or a successor or similar program.
“Issuance Date” shall have the meaning specified in the preamble of this Note.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.
“Listed Securities” means, with respect to any Public Company Event, the class of securities that is offered in or resulting from such Public Company Event and registered pursuant to Section 12 of the Exchange Act.
“Maturity Date” means (i) if no Specified Event has occurred, September 24, 2024 and (ii) if a Specified Event has occurred, the earlier of (x) the fourth (4th) anniversary of such Specified Event and (y) October 1, 2025.
“Note Obligations Amount” means, as of any date of determination, an amount equal to the sum of (i) the Outstanding Principal Balance (or portion thereof, if applicable) as of the Close of Business on such date plus (ii) all accrued and unpaid interest on this Note (or portion thereof, if applicable) through, but excluding such date, which interest is not otherwise included in such Outstanding Principal Balance.
“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of September 24, 2020 (as amended on May 21, 2021 and as further amended, modified or supplemented from time to time), by and among the Company, the Guarantors and the Investors party thereto.
“Note Redemption Amount” means an amount, calculated as of the Redemption Date, equal to the Note Obligations Amount, plus a premium equal to
(i) if no Specified Event has occurred:
(a)10.0% of the Original Principal Amount being redeemed if the Redemption Date is prior to the first anniversary of the Issuance Date;
(b)4.0% of the Original Principal Amount being redeemed if the Redemption Date is on or after the first anniversary of the Issuance Date and prior to the second anniversary of the Issuance Date;
(c)2.0% of the Original Principal Amount being redeemed if the Redemption Date is on or after the second anniversary of the Issuance Date and prior to the third anniversary of the Issuance Date; and
(d)1.0% of the Outstanding Principal Balance being redeemed thereafter, and
(ii) if a Specified Event has occurred:
(a)3.0% of the Original Principal Amount being redeemed if the Redemption Date is prior to the first anniversary of the Issuance Date;
(b)2.0% of the Original Principal Amount being redeemed if the Redemption Date is on or after the first anniversary of the Issuance Date and prior to the second anniversary of the Issuance Date;
(c)1.0% of the Original Principal Amount being redeemed if the Redemption Date is on or after the second anniversary of the Issuance Date and prior to the third anniversary of the Issuance Date; and
(d)thereafter, no premium shall be payable.
“Notes” shall mean the notes issued pursuant to the Note Purchase Agreement.
“Offering Price” means, (i) in the case of a Public Company Event that is a firm commitment underwritten public offering, the offering price to the public set forth in the final prospectus for the Public Company Event, (ii) in the case of a Direct Listing, the average of the VWAP measured on the first Trading Day for the Listed Securities and on each day until and including the tenth Trading Day therefor or (iii) in the case of a SPAC Merger, an amount obtained by dividing the Equity Value by the Fully Diluted Capitalization.
“Open of Business” means 9:00 a.m., New York City time.

“Original Principal Amount” shall have the meaning specified in the introductory paragraph.
“Outstanding Common Stock” means, without duplication, the number of outstanding shares of Common Stock immediately prior to the applicable Conversion Event (assuming conversion of all securities convertible into Common Stock, exercise of all outstanding, options and warrants (including reserved or authorized options or warrants with respect to the calculation of the Base Conversion Price but otherwise only to the extent included in the Conversion Valuation by the acquiror or investor in the applicable Conversion Event) to purchase Common Stock, but excluding (i) any stock option plan to be adopted in connection with the Qualified Financing or Qualified Public Company Event, and (ii) any shares of Common Stock issuable upon conversion of the Notes).
“Outstanding Principal Balance” shall have the meaning specified in the introductory paragraph.
“PDF Notice” shall have the meaning set forth in Section 6(c).
“PDF Pro Rata Portion” means an amount equal to (a) (i) the aggregate dollar amount of new Indebtedness incurred under the applicable Project Debt Facility multiplied by (ii) the fraction obtained by dividing the Outstanding Principal Balance of this Note by the aggregate Outstanding Principal Balances of all then-outstanding Notes plus (b) a premium equal to:
(a)10.0% of the amount calculated pursuant to clause (a) if the date of any PDF Notice is prior to the first anniversary of the Issuance Date;
(b)4.0% of the amount calculated pursuant to clause (a) if the date of any PDF Notice is on or after the first anniversary of the Issuance Date and prior to the second anniversary of the Issuance Date;
(c)2.0% of the amount calculated pursuant to clause (a) if the date of any PDF Notice is on or after the second anniversary of the Issuance Date and prior to the third anniversary of the Issuance Date; and
(d)1.0% of the amount calculated pursuant to clause (a) thereafter.
“PIK Interest” means accrued interest that is added to the Outstanding Principal Balance pursuant to Section 3. All interest accrued at the Default Rate shall be PIK Interest.
“Preferred Stock” means all series, whether now existing or created hereafter, of preferred stock of the Company.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Public Company Event” means either (i) a firm commitment underwritten public offering of Listed Securities pursuant to a registration statement on Form S-1 under the

Securities Act, (ii) a direct listing of, or any other similar transaction involving (“Direct Listing”), the Company’s Listed Securities which results in the Listed Securities trading on an Applicable Market and being registered pursuant to Section 12 of the Exchange Act, or (iii) a merger with or into a SPAC after which the Company or a Successor Company has Listed Securities.
“Qualified Change of Control Event” means a Change of Control Event where (i) the gross proceeds to be distributed to the Company’s stockholders in exchange for their Company Capital Stock are equal or greater than $100,000,000 and (ii) each series of the Company’s then-outstanding Preferred Stock is receiving proceeds from such Change of Control Event as though the Preferred Stock had converted into Common Stock prior to such Change of Control.
“Qualified Event” means the occurrence of a Qualified Financing, Qualified Public Company Event, or Qualified Change of Control Event.
“Qualified Event Conversion Price” means:
(a)in the case of a Qualified Financing, (i) the lowest cash price per share of any Common Stock issued in the Qualified Financing taking into account the effect of options, warrants, or convertible securities issued in connection with such Qualified Financing, assuming such securities convert to the maximum amount of Common Stock contemplated thereunder (excluding, for the avoidance of doubt, the price per share used to convert any convertible securities at a discount to the cash purchase price) (the “Lowest Cash Price”) multiplied by (ii) the then applicable Discount Rate; provided that if this Note is a Remaining Commitment Note, the Qualified Event Conversion Price is the Lowest Cash Price.
(b)in the case of a Qualified Public Company Event, (i) the Offering Price multiplied by (ii) the then applicable Discount Rate; provided that if this Note is a Remaining Commitment Note, the Qualified Event Conversion Price is the Offering Price;
(c)in the case of a Qualified Change of Control Event, (i) the price per share imputed by dividing the Equity Value of the Company in such Qualified Change of Control Event by the then Outstanding Common Stock multiplied by (ii) the then applicable Discount Rate; and
(d)in the case of a conversion in connection with a proposed Deficiency Conversion Date pursuant to Section 4(e)(ii), (i) the price per share of the Common Stock sold in the most recent Qualified Financing (as adjusted for any dividends paid in stock, stock splits or stock combinations with respect to such shares) multiplied by (ii) the then applicable Discount Rate.
“Qualified Event Conversion Time” means:

(a)in the case of a Qualified Financing, (i) with respect to a conversion pursuant to Section 4(a) or Section 4(b), the initial closing of a Qualified Financing, or such other date as mutually agreed by the Company and Holder, and (ii) with respect to a conversion after the initial closing of a Qualified Financing, the Close of Business on the date specified in the Qualified Event Notice;
(b)in the case of a Qualified Public Company Event, (i) with respect to a Public Company Event that is an underwritten public offering, the closing of the Public Company Event, (ii) with respect to a Direct Listing, the Close of Business on the Trading Day that is ten (10) Trading Days after the initial Trading Day with respect to the Listed Securities; or with respect to a merger with or into a SPAC after which the Company our a Successor Company has Listed Securities, the effective time of such merger; or
(c)in the case of a Qualified Change of Control Event, the point in time at which a Change of Control Event closes or is otherwise consummated.
“Qualified Event Notice” shall have the meaning specified in Section 4(f).
“Qualified Event Participation Right” means the right to participate in certain Equity Rounds or PIPE Investments (as defined in the Amendment and Conversion Agreement) granted to the Participation Right Holders (as defined in the Amendment and Conversion Agreement) pursuant to Section 2 of the Amendment and Conversion Agreement.
“Qualified Financing” means an Equity Round that results in aggregate gross proceeds to the Company of at least $100,000,000 from the sale of Common Stock and following the consummation of which all shares of capital stock of the Company are common stock of the same class.
“Qualified Public Company Event” means a Public Company Event (i) having aggregate gross proceeds of at least $100,000,000 from the sale of Common Stock, or (ii) in the case of a merger with a SPAC, such company has cash and cash equivalents of at least $100,000,000.
“Qualified Transferee” means any Person (other than a natural person) that (i) is a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business, or (ii) has total assets (in name or under management) in excess of $250,000,000 and (except with respect to a pension advisory firm, fund manager or its managed funds or similar fiduciary or investment vehicle) total capital/statutory surplus in excess of $100,000,000, in each case other than any Competitor.
“Remaining Commitment Note” means this Note if it was issued pursuant to Section 1(h) of the Note Purchase Agreement.
“Redemption Date” shall have the meaning specified in Section 6(a).

“Redemption Notice” shall have the meaning specified in Section 6(a).
“Register” shall have the meaning specified in Section 14(b).
“Registered Notes” shall have the meaning specified in Section 14(b).
“Replacement Notes” shall have the meaning specified in Section 15(a).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“SPAC” means a special purpose acquisition company.
“SPAC Merger” shall have the meaning specified in the Amendment and Conversion Agreement.
“Specified Event” means the occurrence of (i) a Qualified Event and (ii) if the Qualified Event referred to in clause (i) is an Equity Round or a SPAC Merger in connection with which the Participation Right Holders (as defined in the Amendment and Conversion Agreement) are permitted to exercise their Qualified Event Participation Rights subject to the limitations set forth therein, the exercise by such Participation Right Holders of their Qualified Event Participation Rights in connection therewith.
“Specified Event Valuation” means:
(a)In the case of a Qualified Financing or a Qualified Public Company Event, the pre-money valuation of the Company in such event; and
(b)In the case of a Qualified Change of Control, the headline valuation of the Company in such event.
“Successor Company” means a Person who is a successor of the Company or a Person who issues Common Equity in any Change of Control Event or Internal Reorganization Transaction in which the Common Stock is converted into or exchanged for, in whole or in part, Common Equity of such Person.
“Surviving Person” means the surviving Person in a merger, consolidation or similar transaction involving the Company.
“Tax” or “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Three-Month LIBOR Rate” shall have the meaning specified in Section 3(g).

“Total IRR Value” means, as of any date, the total cash payment that the Company would need to make to the Holder in order for the Holder to realize an IRR equal to the Applicable Percentage, as determined in good faith by the Board of Directors.
“Trading Day” means, with respect to any class or series of Common Equity, a day on which trading in such Common Equity generally occurs on the Applicable Market.
“Transferee” means the transferee designated by the Holder.
“VWAP” mean, with respect to the Listed Securities, the daily dollar volume-weighted average sale price for one share of the Listed Securities on the Applicable Market on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Applicable Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Applicable Market publicly announces is the official close of trading), as reported by Bloomberg Financial Markets (or, if not available, a similar service provider of national recognized standing mutually selected by the Holder and the Company) through its “Volume at Price” functions. If the VWAP cannot be calculated for such security on such date on the foregoing basis, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations of VWAP shall to be appropriately and equitably adjusted in accordance with the provisions set forth herein.
Section 2.PAYMENT OF PRINCIPAL. If this Note has not yet been redeemed or otherwise repaid, the Note Obligations Amount (and all other outstanding Obligations) as of the Maturity Date shall be due and payable on the Maturity Date. Except as expressly permitted herein, the Company may not voluntarily prepay or redeem this Note prior to the Maturity Date.
Section 3.PAYMENT OF INTEREST.
(a)During the term of this Note, interest shall accrue on the Outstanding Principal Balance at the Applicable Rate (or the Default Rate to the extent provided in Section 3(f)) per annum from, and including, the Amendment Date until, but excluding, the Maturity Date. The Company shall give the Holder notice of form (prior to the occurrence of a Specified Event), rate and amount of each interest payment no later than the tenth Business Day prior to each Interest Payment Due Date.
(b)The accrual of interest on this Note as of any date will be calculated based on the Outstanding Principal Balance of this Note as of the Close of Business on the immediately preceding Interest Payment Due Date (or, if no preceding Interest Payment Due Date following the Amendment Date, on the Amendment Date).
(c)Accrued interest shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on June 30, 2021, and on the date of a Specified Event (each, an “Interest Payment Due Date”), prior to and including a Specified Event at the Company’s election (subject to Section 3(a)), in cash, as PIK Interest by adding such accrued interest to the Outstanding Principal Balance or a combination thereof, as set forth in the definition of Applicable Rate and thereafter, in cash. In the event that prior to a Specified Event the Company does not elect whether to pay interest as PIK Interest or in cash or a combination thereof on or before an Interest Payment Due Date, the Company shall be deemed to elect to pay such accrued interest due on such Interest Payment Due Date as PIK Interest (and shall update the Register accordingly). The date on which a Specified Event occurs and each Interest Payment Due Date occurring after such Specified Event shall be a “LIBOR Rate Reset Date”. If any Interest Payment Due Date or LIBOR Rate Reset Date would otherwise be a day that is not a Business Day (other than the Interest Payment Due Date that is also the Maturity Date), such Interest Payment Due Date or LIBOR Rate Reset Date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. For the avoidance of doubt, to the extent interest is paid on an Interest Payment Due Date, and a Specified Event is later determined to have occurred prior thereto, then (i) the amount of interest payable with respect to such Specified Event shall be net of interest actually paid with respect to such Interest Payment Due Date to the extent required to avoid duplicate interest payments, and (ii) to the extent any amount of interest was paid on such Interest Payment Due Date that was not due and payable, due to the occurrence of such Specified Event, the Company and the Holder shall reasonably agree in good faith to any amount of interest to be reimbursed.
(d)Prior to a Specified Event, any accrued interest paid as PIK Interest will be effective at the Open of Business on such Interest Payment Due Date. Interest shall accrue and shall be computed on the basis of a 360-day year composed of twelve (12) 30-day months for the actual number of days elapsed in such period.
(e)On each Interest Payment Due Date prior to the occurrence of a Specified Event (and, for avoidance of doubt, on the date of such Specified Event), the Company shall make a record on its books of any increase in the Outstanding Principal Balance of this Note due to any accrued PIK Interest, each Note shall represent the increased Outstanding Principal Balance, and no separate Note will be issued with respect to such accrued PIK Interest.
(f)Notwithstanding the foregoing, following the occurrence of any Default or Event of Default, the Company shall pay interest (“Default Interest”) at a rate equal to 14% per annum (the “Default Rate”) on (i) the Outstanding Principal Balance, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable hereunder or any other Transaction Document to any Investor or the Collateral Agent that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand. All Default Interest shall accrue and be paid as PIK Interest. Notwithstanding anything in this Section 3(f) to the contrary, no Default Interest shall accrue in the initial fifteen

(15) day period following the first Default or Event of Default to occur after the Initial Closing Date.
(g)LIBOR Matters. Following the occurrence of a Specified Event, the Three-Month LIBOR Rate component of the Applicable Rate shall be calculated as of each LIBOR Rate Reset Date and apply from such date until the succeeding LIBOR Rate Reset Date. For each such Interest Period beginning on a LIBOR Rate Reset Date, “Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions:
(i)On the related LIBOR Interest Determination Date, subject to the terms of any Calculation Agency Agreement, the Calculation Agent will determine the Three-Month LIBOR Rate, which will be the rate for deposits in U.S. Dollars having an index maturity of three months which appears on the Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), or, if on such interest determination date, the Three-Month LIBOR Rate does not appear or is not available on the designated Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), the Reuters Page LIBOR01 (or such other page as may replace the Reuters Page LIBOR01 on that service), as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.
(ii)If the Three-Month LIBOR Rate cannot be determined as described above on the LIBOR Interest Determination Date, the rate for the Interest Period following the LIBOR Interest Determination Date will be the rate in effect on the immediately prior LIBOR Interest Determination Date.
Notwithstanding clause (i) and clause (ii) above, if the Company (in consultation with the Holders) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined herein) have occurred with respect to Three-Month LIBOR Rate (or the then-current Benchmark, as applicable), then the provisions set forth below under “Effect of Benchmark Transition Event,” which are referred to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the Notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period will be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and 5.25%. In the event that LIBOR or applicable Benchmark is not available on any determination date, then unless the Calculation Agent is notified in writing of a Benchmark Replacement in accordance with the terms of this Note within three (3) LIBOR Business Days, the Calculation Agent shall use the interest rate in effect for the immediately prior Interest Period.
All percentages resulting from any calculation of any interest rate for this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.456789% (or .03456789) being rounded to 3.45679% (or .0345679)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for this Note less than 0.00% will be deemed to be 0.00% (or .0000).
For Purposes of this Note:
“Calculation Agency Agreement” means that certain calculation agency agreement, which may, following the Amendment Date, be entered into between the Calculation Agent and the Company, in form and substance satisfactory to the Calculation Agent.
“Calculation Agent” means a banking institution or trust company appointed by the Company and consented to by the Required Investors, acting reasonably, to act as calculation agent, pursuant to the terms of any Calculation Agency Agreement.
“LIBOR Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London Inter-Bank Market.
“LIBOR Interest Determination Date” means the second LIBOR Business Day preceding each LIBOR Rate Reset Date.
Absent willful misconduct, bad faith or manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or in certain circumstances described below, by the Company will be final and binding on the Company and the Holders.
The Calculation Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Three-Month LIBOR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any alternative reference rate or Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. The Calculation Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth herein, in any Calculation Agency Agreement and in the Note Purchase Agreement as a result of the unavailability of the Three-Month LIBOR Rate, Compounded SOFR, Term SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Company, in providing any direction, instruction, notice or information required or contemplated herein, in any Calculation Agency Agreement and in the Note Purchase Agreement and reasonably required for the performance of such duties. The Calculation Agent shall not have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Notes, including but not limited to the Reuters Screen (or any successor source), or for any rates compiled by the ICE Benchmark Administration or any successor thereto, or for any rates published on any publicly available source, including without limitation the Federal Reserve Bank of New York’s Website, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.
Any determination, decision or election that may be made by the Company (in consultation with the Holders) in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Company’s sole discretion, and, notwithstanding anything to the contrary in the Transaction Documents, will become effective without consent from any other party, except, in each case, as expressly required pursuant to this Section 3(g).
(h)Effect of Benchmark Transition Event.
(i)Benchmark Replacement. If the Company determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company will have the right to make Benchmark Replacement Conforming Changes from time to time.
(iii)Decisions and Determinations. Any determination, decision or election that may be made by the Company pursuant to the benchmark replacement provisions described in this Section 3(h), including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
(1)will be conclusive and binding absent manifest error;
(2)if made by the Company, will be made in its sole discretion; and

(3)shall become effective without consent from any other party.
(i)For purposes of this Section 3, the following defined terms apply:
“Benchmark” means, initially, the Three-Month LIBOR Rate, as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (in consultation with the Holders) as of the Benchmark Replacement Date:
(i)the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;
(ii)the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;
(iii)the sum of: (1) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (2) the Benchmark Replacement Adjustment;
(iv)the sum of: (1) the ISDA Fallback Rate and (2) the Benchmark Replacement Adjustment; and
(v)the sum of: (1) the alternate rate of interest that has been selected by the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (2) the Benchmark Replacement Adjustment;
provided, that in each case, such Benchmark Replacement shall be administratively feasible for the Calculation Agent.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company as of the Benchmark Replacement Date:
(i)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(ii)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(iii)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (in consultation with the Holders) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time;
provided, that in each case, such Benchmark Replacement Adjustment shall be administratively feasible for the Calculation Agent.
The Benchmark Replacement Adjustment shall not include the 5.25% margin specified herein and such margin shall be applied to the Benchmark Replacement to determine the interest payable on the Note.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company (after consultation with the Holders) may be appropriate to reflect the adoption of such Benchmark Replacement and to permit the administration thereof by the Calculation Agent in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably practicable); provided that any such changes shall be administratively feasible for the Calculation Agent.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(iv)in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(v)in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(vi)a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(vii)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(viii)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period or compounded in advance) being established by the Company in accordance with the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that if, and to the extent that, the Company determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time; provided that any such rate, or methodology for this rate, and conventions shall be administratively feasible for the Calculation Agent.
For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the margin specified herein.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www newyorkfed.org, or any successor source.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is the Three-Month LIBOR Rate, 11:00 a.m., London time, on the LIBOR Interest Determination Date, and (ii) if the Benchmark is not the Three-Month LIBOR Rate, the time determined by the Company in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Section 4.Reserved.
Section 5.Reserved.
Section 6.REDEMPTION.
(a)Redemption at the Option of the Company. The Company shall have the right to redeem the Note, in whole or in part, for an amount in cash equal to the Note Redemption Amount on or about the date specified (the “Redemption Date”) in a written notice to Holder (the “Redemption Notice”) that shall be delivered not less than ten (10) Business Days prior to the proposed Redemption Date, provided that any such redemption shall be made pro rata with respect to all Notes then outstanding.

(b)Offer to Redeem upon a Borrowing Base Deficiency. If there exists a Borrowing Base Deficiency on any date on which the Borrowing Base is tested pursuant to Section 1(c) of the Note Purchase Agreement, the Company shall give prompt written notice to the Holder (the “Deficiency Notice”) specifying the Borrowing Base Deficiency in reasonable detail and setting out the Holder’s BBD Pro Rata Portion. If the Borrowing Base Deficiency specified in the Deficiency Notice is still in existence on the forty-fifth (45th) calendar day after the applicable testing date pursuant Section 1(c) of the Note Purchase Agreement (after giving effect to the addition of any Eligible Projects added to the Borrowing Base during such period), the Company shall within three (3) Business Days redeem a portion of this Note equal to the Holder’s BBD Pro Rata Portion by making a cash payment in the amount of the applicable BBD Pro Rata Portion plus accrued and unpaid interest at the rate per annum set forth in clause (a) of the definition of Applicable Rate, provided that, in the case of any BBD Pro Rata Portion of a Borrowing Base Deficiency attributable to Projects removed from the Borrowing Base which were not Eligible Projects at the time initially included in the Borrowing Base, the redemption amount in respect of such portion of the BBD Pro Rata Portion shall be equal to the BBD Pro Rata Portion Premium Amount.
(c)Offer to Redeem upon Project Debt Facility. If any Permitted Project Subsidiary incurs any additional Indebtedness for borrowed money under a Project Debt Facility, the Company shall give prompt written notice to the Holder (the “PDF Notice”), which notice shall include a calculation of the Holder’s PDF Pro Rata Portion and an offer to redeem a portion of this Note equal to the Holder’s PDF Pro Rata Portion by making a cash payment in the amount of the applicable PDF Pro Rata Portion plus accrued and unpaid interest at the rate per annum set forth in clause (a) of the definition of Applicable Rate. Holder may accept such redemption offer by written notice to the Company not later than five (5) Business Days after delivery of the PDF Notice and the Company shall make payment on the redemption within three (3) Business Days thereof.
(d)Offer to Redeem upon Certain Asset Sales. Upon the receipt of net proceeds by the Company or any of its Subsidiaries in excess of $100,000 from a sale of assets permitted under Section 8(c)(ii) of the Note Purchase Agreement by reason of clause (c) of the definition of Asset Sale, the Company shall give prompt written notice to the Holder (the “Asset Sale Notice”), which notice shall include a calculation of the Holder’s Asset Sale Pro Rata Portion and an offer to redeem a portion of this Note equal to the Holder’s Asset Sale Pro Rata Portion by making a cash payment in the amount of the applicable Asset Sale Pro Rata Portion plus accrued and unpaid interest at the rate per annum set forth in clause (a) of the definition of Applicable Rate. Holder may accept such redemption offer by written notice to the Company not later than five (5) Business Days after delivery of the Asset Sale Notice and the Company shall make payment on the redemption within three (3) Business Days thereof.
(e)Mandatory Redemption upon Certain Changes of Control. If a Change of Control which is not a Qualified Change of Control shall occur, the Company shall not later than three (3) Business Days after the occurrence of such Change of Control, redeem this Note for an amount in cash equal to the Note Redemption Amount.
(f)Redemption of Investor Financing Foreclosure Note. Notwithstanding the provisions of Section 6(a), if this Note is an Investor Financing Foreclosure Note, the Company shall have the right to redeem this Note, at its option in whole or in part, on or about the Redemption Date specified in a Redemption Notice that shall be delivered not less than ten (10) Business Days prior to the proposed Redemption Date and the Company shall redeem this Note (or a portion thereof) on or about the Redemption Date for an amount in cash equal to the Note Obligations Amount. For the avoidance of doubt, the Company may redeem an Investor Financing Foreclosure Note without any pro rata redemption of any other Note.
(g)Mechanics of Redemption and Repayment of this Note. The following procedures shall apply to redemptions and other repayments of the amounts due and payable under this Note (other than in connection with any acceleration thereof):
(i)In connection with any redemption or repayment of this Note in full, the Holder shall surrender this Note to the Company (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Company) no later than the Business Day immediately preceding the Redemption Date or Maturity Date; provided that failure to timely surrender this Note shall not release the Company of its obligations hereunder. In connection with any redemption or repayment on this Note in part, the Holder shall not surrender this Note to the Company and the Outstanding Principal Balance of this Note shall be adjusted on the Company’s records to reflect such partial redemption or repayment.
(ii)On the Redemption Date or Maturity Date, the Company shall pay any amount due and payable under the terms of this Note in cash as of such Redemption Date or the Maturity Date.
Section 7.SPECIFIED EVENTS. Upon the occurrence of a Specified Event, the Outstanding Principal Balance of this Note shall automatically be increased by an amount equal to the Applicable Percentage times the Outstanding Principal Balance prior to such increase.
Section 8.COVENANTS OF THE COMPANY.
(a)Subsidiary Public Company Event. Notwithstanding anything to the contrary in this Note, in no event may a Subsidiary effect a transaction that would be a Public Company Event if effected by the Company unless such Subsidiary, with the consent of the Required Investors, immediately prior to the consummation of such transaction, expressly assumes this Note and the payment obligations under this Note.
(a)Internal Reorganization Transaction. In no event shall the Company effect an Internal Reorganization Transaction unless (i) the Successor Company is properly classified as a corporation for U.S. federal income tax purposes and (ii) if the Company becomes a wholly owned subsidiary of a Successor Company in connection therewith the Successor Company becomes an additional obligor on this Note (together with the Company) and expressly assumes this Note and the payment obligations under this Note . Notwithstanding anything to the contrary in this Note, in no event shall the Company effect an Internal Reorganization Transaction that would reasonably be expected to result in the restarting of the holding period under Rule 144 under the Securities Act in respect of the Common Stock underlying this Note, without the prior written approval of the Required Investors.
Section 9.EVENTS OF DEFAULT. Each of the following shall be an “Event of Default” with respect to this Note:
(a)The Company fails to pay any portion of the Note Obligations Amount when due, whether on the Maturity Date, upon redemption, acceleration, or otherwise.
(b)The Company (i) elects to pay interest in cash or partially in cash and fails to pay such interest for five (5) Business Days after the interest becomes due or (ii) fails to pay any other amounts not constituting principal or accrued interest hereunder or under the Note Purchase Agreement or any other Transaction Document for a period of five (5) Business Days after such amounts are due.
(c)Reserved.
(d)Any representation or warranty made by the Company in the Note Purchase Agreement or this Note or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate furnished pursuant to or in connection with this Note or the Note Purchase Agreement or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made (other than to the extent qualified by materiality or “Material Adverse Effect,” in which case, such representation or warranty shall prove to have been incorrect in any respect).
(e)The Company fails to comply with its obligations under Sections 7(b), 7(c), 7(i), 7(l) and 8 of the Note Purchase Agreement.
(f)The Company fails to comply with its obligations under this Note, the Note Purchase Agreement or any other Transaction Document (other than as otherwise expressly provided in Section 9(a), Section 9(b), Section 9(c), or Section 9(e)) for thirty (30) calendar days after the earlier of (i) receipt by the Company of written notice of the failure to so comply from the Collateral Agent or the Required Investors or (ii) actual knowledge of such failure by a Responsible Officer of the Company.
(g)The Company or any of its Subsidiaries shall fail to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any (i) Indebtedness for borrowed money in an amount in excess of $5,000,000 or (ii) any CARES Debt, in each case other than Indebtedness under a Project Debt Facility, provided that following any such occurrence in respect of a Project Debt Facility, the Company shall promptly (and in any event within five Business Days following the occurrence thereof) deliver an updated Borrowing Base Report removing all Projects subject to a security interest in favor of lenders under such Project Debt Facility and, if any Borrowing Base Deficiency is shown in such updated Borrowing Base Report, an Event of Default will be deemed to have occurred.
(h)(i) One or more judgments for the payment of money in excess of $5,000,000 in the aggregate, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be rendered against the Company, any of its Subsidiaries (other than Project Subsidiaries which hold no Projects included in the Borrowing Base at such time) or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged for a period of thirty (30) consecutive calendar days during which execution shall not be effectively stayed (or an action of similar effect in any jurisdiction outside the U.S.), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any of its Subsidiaries to enforce any such judgment and such action shall not be stayed (or an action of similar effect in any jurisdiction outside the U.S.) or (ii) any nonmonetary judgment, writ or warrant of attachment or similar process shall be entered or filed against Company or any Subsidiary (other than any Project Subsidiary which owns no Projects included in the Borrowing Base at such time) or any combination thereof or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed (or an action of similar effect in any jurisdiction outside the U.S.) for a period of ninety (90) consecutive calendar days and such non-monetary judgment, writ, warrant of attachment or similar process would reasonably be expected to have a Material Adverse Effect.
(i)(i) Any material provision of the Transaction Documents, at any time after its execution and delivery and for any reason other than (x) as expressly permitted hereunder or thereunder, (y) as a result of acts or omissions by the Collateral Agent or any Investor, or (z) the satisfaction in full of all the Obligations (other than contingent indemnification obligations not then due), ceases to be in full force and effect, (ii) any Credit Party or other Subsidiary of the Company contests in writing the validity or enforceability of any provision of any Transaction Document or the validity or priority of a Lien as required by the Collateral Documents on the Collateral, (iii) the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document or (iv) any Credit Party or other Subsidiary of the Company denies in writing that it has any or further liability or obligation under any Transaction Document (other than (x) as a result of repayment in full of the Obligations or (y) in accordance with its terms), or purports in writing to revoke or rescind any Transaction Document (other than in accordance with its terms).
(j)The Company or any Guarantor, pursuant to or within the meaning of any Debtor Relief Law:
(i)commences proceedings to be adjudicated bankrupt or insolvent;
(ii)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;
(iii)consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or
(iv)makes a general assignment for the benefit of its creditors.
(k)A court of competent jurisdiction enters an order or decree under any Debtor Relief Law (which order or decree remains unstayed and in effect for sixty (60) consecutive calendar days) that:
(i)is for relief against the Company or any Guarantor in a proceeding in which the Company or any Guarantor is to be adjudicated bankrupt or insolvent;
(ii)appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor, or for all or substantially all of the property of the Company or any Guarantor; or
(iii)orders the liquidation, dissolution or winding up of the Company or any Guarantor.
(l)An ERISA Event that could result in a material liability to the Borrower or any of its Subsidiaries shall occur.
Section 10.REMEDIES. Upon the occurrence of an Event of Default that has not been timely cured as provided herein:
(a)Acceleration of Note. In the case of an Event of Default of the type specified in Section 9(j) or Section 9(k), the outstanding Note Obligations Amount plus the Acceleration Amount will become immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Company. If any other Event of Default occurs and is continuing, the Required Investors may (i) declare the outstanding Note Obligations Amount plus (x) the Acceleration Amount or (y) in the case of an Event of Default of the type specified in Section 9(l), the Change of Control Acceleration Amount, to be immediately due and payable, whereupon the same will become forthwith due and payable, and (ii) cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents.
(b)Waiver of Default. The Required Investors may (upon execution of a written instrument) rescind any acceleration or waive any existing Event of Default, together with any of the consequences of such Event of Default; provided that an Event of Default of the type specified in Section 9(j) or Section 9(k) may only be waived and any acceleration with respect thereto only rescinded in respect of this Note by the Holder. In such event, the Holder and the Company will be restored to their respective former positions, rights and obligations hereunder.
(c)Cumulative Remedies. No failure on the part of the Holder or the Required Investors to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder or Required Investors of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.
Section 11.Reserved.
Section 12.VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by New York Law or as expressly provided in this Note.
Section 13.AMENDMENTS. This Note, and any of the terms and provisions hereof, may be amended from time to time as set forth in the Note Purchase Agreement.
Section 14.TRANSFER RESTRICTIONS AND RELATED PROVISIONS.
(a)This Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the prior written consent of the Company, provided that in connection with any assignment to a Qualified Transferee, such consent shall not be unreasonably withheld, delayed or conditioned and the Company shall be deemed to have consented to any such assignment unless it shall object thereto in a written notice to the Holder within five (5) Business Days after receipt thereof and provided further that no such consent shall be required upon the occurrence of an Event of Default or in connection with any Investor Financing or Investor Financing Foreclosure. Notwithstanding the foregoing (i) the Holder may transfer this Note in whole or in part without the consent of the Company to any Affiliate which is not a natural person and is an “accredited investor” (as defined in Regulation D under the Securities Act); and (ii) the restrictions of this Section 14 shall not restrict the ability of any direct or indirect parent of the Holder to pledge, mortgage, charge or otherwise dispose of or encumber its assets. In connection with any assignment or direct transfer of this Note (in whole or in part), the transferee shall agree to be bound by, and shall become party to, the Note Purchase Agreement by execution of a counterpart signature page thereto. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends of this Note.
(b)The Company shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the Holders of this Note and each Replacement Note and the Outstanding Principal Balance of this Note (and accrued interest) and any Replacement Note (the “Registered Notes”). The initial address for the Holder of this Note shall be the address set forth on the Holder’s signature page hereto and may be updated, from time to time, by written notice to the Company. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the Holder of this Note or any Replacement Note shall treat each Person whose name is recorded in the Register as the owner of this Note or the applicable Replacement Note for all purposes, including, without limitation, the right to receive payments hereunder, notwithstanding notice to the contrary. Upon the written request of the Holder, the Company shall provide a copy of the Register to the Holder and backup calculations for the values relating to this Note in the Register. A Registered Note may be assigned or sold in whole or in part, to the extent permitted pursuant to Section 14(a) and any other terms hereof, only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by the Holder of the applicable Registered Note and the physical surrender of such applicable Registered Note to the Company, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the Transferee pursuant to Section 15. The provisions of this Section 14(b) are intended to cause the Note to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c), or Proposed Section 1.163-5(b) (and any successor sections) and shall be interpreted and applied consistently therewith.
Section 15.REISSUANCE OF THE NOTE.
(a)Transfer. If this Note is permitted to be transferred, in whole or in part, the Holder shall surrender this Note to the Company, whereupon the Company will issue and deliver a Replacement Note to the Transferee (in accordance with Section 15(d)), representing the Outstanding Principal Balance of this Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of this Note held by the Holder is being transferred, a new note (in accordance with Section 15(d)) to the Holder, representing the portion of the Outstanding Principal Balance not being transferred (each, a “Replacement Note” and collectively, the

“Replacement Notes”). The Holder and the Transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 15(d), following redemption of any portion of this Note, the Outstanding Principal Balance represented by this Note may be less than the Outstanding Principal Balance stated on the face of this Note.
(b)Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for Replacement Notes representing in the aggregate the Outstanding Principal Balance of this Note in accordance with Section 15(d). Each such Replacement Note will represent such portion of such Outstanding Principal Balance as is designated by the Holder at the time of such surrender. The Original Principal Amount shall be allocated pro rata between such Replacement Notes based on the Outstanding Principal Balance designated for each.
(c)Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a Replacement Note (in accordance with Section 15(d)), representing the Outstanding Principal Balance.
(d)Issuance of Replacement Notes. Whenever the Company is required to issue a Replacement Note pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the remaining Outstanding Principal Balance (or, in the case of a Replacement Note being issued pursuant to Section 15(a) or Section 15(c), the Outstanding Principal Balance designated by the Holder which, when added to the aggregate Outstanding Principal Balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the remaining Outstanding Principal Balance under this Note immediately prior to such issuance of Replacement Notes), (iii) shall be deemed to have an Original Principal Amount calculated in accordance with Section 15(b), (iv) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the Issuance Date of this Note, (v) shall be deemed to have accrued its proportional share of the interest under this Note from the immediately preceding Interest Payment Due Date, (vi)shall have the same rights and conditions as this Note, and (vii) shall be timely prepared and issued by the Company.
Section 16.DISPUTES REGARDING ARITHMETIC CALCULATIONS. If the Holder disagrees with any arithmetic calculations performed by the Company pursuant to this Note, the Holder shall submit to the Company its calculations thereof. If the Holder and the Company are unable to agree upon such calculation within five (5) Business Days of the submission by the Holder, then the Company shall, within five (5) Business Days thereafter submit the disputed arithmetic calculation to the Company’s independent, outside accountant, or if such accountant is unwilling or prohibited, an accountant reasonably satisfactory to the parties (which is ranked in the top twenty (20) accounting firms nationally, by revenue). The Company shall cause such accountant to perform the calculation and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed calculation. The Holder shall pay the costs and expenses of such accountant unless the calculation of such accountant is mathematically closer to the Holder’s calculation than the calculation submitted by the Company, in which case, the costs and expenses of such accountant shall be paid by the Company. Such calculation shall be binding upon all parties absent manifest error.
Section 17.NOTICES AND PAYMENTS.
(a)Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and mailed or delivered to each party as follows: (i) if to the Holder, at the Holder’s address set forth in the Register, or (ii) if to the Company, at the address set forth on the Company’s signature page hereto, or at such other address as the Company shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.
(b)Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds. The Holder’s wire transfer instructions are attached hereto as Exhibit I. In the event of a change of Holder’s wire transfer instructions, Holder shall provide the Company with five (5) Business Days’ prior written notice of such change and any amounts paid by the Company to the account listed on Exhibit I hereto prior to such notice shall be deemed paid to the Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day; provided, however, that in the case of any Interest Payment Due Date on which the Company is paying PIK Interest and that is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.
Section 18.WAIVER OF NOTICE. To the extent permitted by Law, unless otherwise provided herein, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
Section 19.GOVERNING LAW, WAIVER OF JURY TRIAL, JURISDICTION, AND SEVERABILITY.
(a)This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New

York, without regard to the conflicts of law provisions of the State of New York or of any other state that would result in the application of the laws of a state other than the State of New York.
(b)By acceptance of this Note, each of the Company and the Holder hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.
(c)To the extent permitted by law, the Company hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in New York City for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.
(d)In the event that any provision of this Note is invalid or unenforceable under any applicable Law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such Law. Any such provision which may prove invalid or unenforceable under any Law shall not affect the validity or enforceability of any other provision of this Note.
Section 20.TAX MATTERS.
(a)All amounts payable or deliverable in respect of this Note, whether in respect of principal, interest (including accrued interest) or otherwise, will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes unless the withholding or deduction of such Taxes is required by Law.
(b)Notwithstanding anything in Section 20(a) to the contrary, all such amounts paid or delivered by or on behalf of the Company to (A) any Person who is a “United States person” as defined in Section 7701(a)(30) of the Code who has timely provided, on behalf of itself, a properly completed and valid Internal Revenue Service Form W-9 and (B) any Person other than a United States person who has timely provided, on behalf of itself and/or its beneficial owners, as applicable, a properly completed and valid Internal Revenue Service Form W-8BEN, Form W-8BEN-E or other applicable Internal Revenue Service Form W-8 and such other information (such as that it and/or its beneficial owner is not a 10% shareholder of the Company, a controlled foreign corporation to which the Company is related, or a bank extending credit to the Company in the ordinary course of its trade or business) establishing an exemption from U.S. federal withholding tax, shall be free and clear of and without any deduction or withholding for or on account of, any U.S. federal income tax, other than any U.S. federal income tax imposed under FATCA, unless the withholding or deduction of such U.S. federal income tax is required as a result of a change in Law after the date hereof; provided that, for the avoidance of doubt, any forms or other information provided by a transferor or predecessor with respect to a Person shall not satisfy the requirements of this sentence with respect to such Person.
(c)The Company will furnish to the Holder, within a reasonable time after the date the payment of any taxes withheld or deducted is made, certified copies of tax receipts evidencing payment by the Company, or other evidence of payments (reasonably satisfactory to the Holder).
(d)The Company will pay and indemnify the Holder for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes levied on or in connection with the execution, delivery, issuance, registration or enforcement of this Note or the receipt of any payments with respect thereto.
Section 21.INTERPRETATION. In this Note, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Note into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Note or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Note as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Note; and all references to “$” or “dollars” shall be deemed references to United States dollars.
(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

REDAPTIVE, INC.

By:
Name:
Title:

Address:

Redaptive, Inc.
340 Brannan Street, Suite 400,
San Francisco, CA 94107 Attention: Chief
Financial Officer
Telephone: (707) 479-2217
Email: matt.gembrin@redaptiveinc.com

ACKNOWLEDGED AND ACCEPTED:

[HOLDER]

By:
Name:
Title:

Address:

[Holder]
[Address]
[Address]
Attention:
Telephone:
Email:
Signature Page to Note N-[   ] of Redaptive, Inc.

Exhibit I
Holder Wire Instructions